Exhibit 10.2

Execution Copy

TORONTO DOMINION (TEXAS) LLC

222 Bay Street

Ernst & Young Tower

15th Floor

Toronto, Ontario M5K 1A2

July 24, 2018

Intermedia Holdings, Inc.

825 East Middlefiled Rd.

Mountain View, CA 94043

Intermedia Holdings, Inc.

Amendment No.l to Amended and Restated Credit Agreement

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit Agreement, dated as of July 19, 2018 (as may be amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), by and among Intermedia Holdings, Inc., a Delaware corporation (the “Parent Borrower”), Intermedia.net, Inc., a Delaware corporation (“Intermedia”), Intermedia Voice Services, Inc., a Delaware corporation (“Intermedia Voice”), and AccessLine Communications Corporation, a Delaware corporation (“AccessLine” and collectively with the Parent Borrower, Intermedia and Intermedia Voice, the “Borrowers” and each a “Borrower”), Ivy Intermediate Holdings, Inc., a Delaware corporation, as Holdings and a Guarantor (“Holdings”), the other Guarantors party thereto, Toronto Dominion (Texas) LLC, as Administrative Agent (in such capacity, the “Administrative Agent”), The Toronto-Dominion Bank, New York Branch, as L/C Issuer and Swing Line Lender and the Lenders party thereto from time to time. Capitalized terms used but not defined in this letter (this “Amendment”) shall have the meanings given to such terms in the Credit Agreement.

Pursuant to and in accordance with Section 10.01 of the Credit Agreement, the Parent Borrower and the Administrative Agent desire to effect certain technical amendments to the Credit Agreement effective as of the date, and upon satisfaction of the conditions set forth in, paragraph 2 below (the “Effective Date”).

1. Amendments to Credit Agreement. Effective as of the Effective Date, the Credit Agreement is hereby amended as follows:

(a) The cover sheet to the Credit Agreement is hereby amended by deleting ‘July 18, 2018” and replacing it with “July 19, 2018”;

[Intermedia—Amendment No. 1 to Credit Agreement]

(b) Clause (a) of Section 10.08 of the Credit Agreement is hereby amended by adding: (1) “existing and prospective” immediately prior to the word “investors” contained in the third and ninth lines therein and (2) “other sources of financing” immediately after the word “investors” contained in the third and ninth lines therein to read in its entirety as follows:

“Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates (other than Excluded Affiliates) and its and its Affiliates’ managers, administrators, directors, officers, employees, trustees, partners, existing and prospective investors and other sources of financing, investment advisors and agents, including accountants, legal counsel and other advisors on a “need to know basis” (it being understood that (i) the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and agree to keep such Information confidential and (ii) the applicable Agent or Lender disclosing such information shall be responsible for the compliance of its Affiliates and its Affiliates’ managers, administrators, directors, officers, employees, trustees, partners, existing and prospective investors and other sources of financing, investment advisors and agents, including accountants, legal counsel and other advisors, with this Section 10.08);”.

2. Effective Date. Pursuant to the terms of the last paragraph of Section 10.01 of the Credit Agreement, this Amendment shall become effective as of the date of execution hereof if the Administrative Agent shall not have received from the Required Lenders written objections to this Amendment within five (5) Business Days after the date hereof.

3. Continuing Effect of Credit Agreement; Reaffirmation of Loan Documents. The parties hereto acknowledge and agree that this Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. The provisions of this Amendment are deemed incorporated into the Credit Agreement as if fully set forth therein. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender, Administrative Agent or Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

4. One Agreement; References; Counterparts. The Credit Agreement, as amended by this Amendment, will be construed as one agreement. All references in any of the Loan Documents to the Credit Agreement will be deemed to be references to the Credit Agreement as amended by this Amendment. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic (i.e., “pdf’ or “tif’) transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Pages Follow.]

[Intermedia—Amendment No. 1 to Credit Agreement]

Very truly yours,

TORONTO DOMINION (TEXAS) LLC, as Administrative Agent

By:	/s/ Wallace Wong
Name: Wallace Wong
Title: Authorized Signature

[Signature Page to Amendment No. 1 to Credit Agreement]

Acknowledged and agreed to as of the date first written above:

INTERMEDIA HOLDINGS, INC.,

By:	/s/ Robert Tirva

Name:	Robert Tirva
Title:	Chief Financial Officer

[Signature Page to Amendment No. 1 to Credit Agreement]